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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement on Form S-3 Nos. 333-182124 and 333-188851 of Insmed Incorporated; and

(2)
Registration Statements on Form S-8 Nos. 333-39200, 333-87878, 333-129479, 333-175532, and 333-188852 of Insmed Incorporated;

of our reports dated March 6, 2014, with respect to the consolidated financial statements of Insmed Incorporated and the effectiveness of internal control over financial reporting of Insmed Incorporated included in this Annual Report (Form 10-K) of Insmed Incorporated for the year ended December 31, 2013.

/s/ Ernst & Young LLP

MetroPark, New Jersey
March 6, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm